Exhibit 99.1

OM Group, Inc. Completes Divestiture Of Its Cobalt Business For $325 Million In Cash

CLEVELAND, March 29, 2013 /PRNewswire/ — OM Group, Inc. (NYSE: OMG) today announced that it has completed the previously-announced divestiture of its Advanced Materials business, including the sale of its downstream business, to a joint venture held by Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX), Lundin Mining Corporation (TSX: LUN) and La Generale des Carrieres et des Mines (Gecamines). OM Group received cash consideration of $325 million, plus approximately $30 million for cash retained in the business, upon the closing of the transaction. OM Group expects to use these proceeds, along with cash on-hand, to repay a substantial portion of its debt. The sale agreements also provide for potential future cash consideration of up to an additional $110 million based on the business achieving certain revenue targets over a period of three years.

In connection with the sale, OM Group also transferred its equity interests in its DRC-based joint venture known as GTL to its joint venture partners, subject to a security interest in favor of OM Group with respect to the joint venture’s performance of certain supply arrangements.

Following the sale, to assist the buyer of the downstream business with the ownership transition, the Company will act as an intermediary of cobalt supply between GTL and the Freeport joint venture under a two-year agreement subject to delivery of 7,000 MT of feed. Also, OM Group will continue to serve as the U.S. distributor for refined cobalt products for a period of one year. Both of these transition service agreements are back-to-back arrangements with minimal profit or cash flow impact anticipated for OM Group.

ABOUT OM GROUP

OM Group is a technology-based industrial growth company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovative technologies and expertise to address customers’ complex applications and demanding requirements. For more information, visit the Company’s website at www.omgi.com.

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: risks arising from uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; restrictive covenants in our Senior Secured Credit Facility which may affect our ability to operate our business successfully;

indebtedness may impair our ability to operate our business successfully; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers’ products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the Risk Factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

SOURCE OM Group, Inc.

Rob Pierce, Vice President, Finance, +1-216-263-7489